 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-283905
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 18, 2024)
APPLIED OPTOELECTRONICS, INC.
7,945,399 Shares of
Common Stock

This prospectus supplement relates to the offer and resale, from time to time, of up to 7,945,399 shares of our common stock, par value $0.001 per share (the “common stock”), that may be issuable upon exercise of the warrant (the “warrant”) held by the selling securityholder (the “selling securityholder”) identified in this prospectus supplement.
The exercise price, and therefore the number of shares of our common stock issuable to the selling securityholder upon exercise of the warrant, is subject to adjustment in certain circumstances. Accordingly, the number of shares of our common stock issuable with respect to the warrant may increase or decrease.
We are not offering or selling any shares of our common stock under this prospectus supplement and will not receive any proceeds from the sale of shares of our common stock covered by this prospectus supplement. We will pay all expenses of the registration of the common stock and certain other fees and expenses incident to the registration of shares of our common stock.
The selling securityholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. Our registration of the securities covered by this prospectus supplement does not mean that the selling securityholder will offer or sell any of the shares of our common stock offered hereby. The selling securityholder may sell the securities in one or more transactions at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholder determines from time to time. See “Plan of Distribution.”
Our common stock is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “AAOI.” On April 24, 2025, the closing price of our common stock on NASDAQ was $12.79 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of risks you should consider when evaluating such investment.
Neither the Securities and Exchange Commission (the “SEC”) nor any state, provincial or territorial securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 25, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby. The second part is the accompanying prospectus, which gives more general information about us and the securities that we may offer from time to time. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in our common stock.
Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, references to the “Company,” “AAOI,” “we,” “our,” or “us” mean Applied Optoelectronics, Inc. together with its consolidated subsidiaries, except where the context otherwise requires. Throughout this prospectus supplement, when we refer to the shares of our common stock being registered on behalf of the selling securityholder, we are referring to shares of common stock reported to us as held by the selling securityholder.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the selling securityholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling securityholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should these risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects.

S-ii

For a list and description of various risks, factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.
All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are made only as of their respective dates, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results or events may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-iii

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, and the information set forth under the caption “Where You Can Find More Information” on page S-8.
Our Company
General
We are a leading, vertically integrated provider of fiber-optic networking products, primarily for four networking end-markets: internet data center, cable television (“CATV”), telecommunications, (“telecom”), and fiber-to-the-home (“FTTH”). We design and manufacture a range of optical communications products at varying levels of integration, from components, subassemblies and modules to complete turn-key equipment.
In designing products for our customers, we typically begin with the fundamental building blocks of lasers and laser components. From these foundational products, we design and manufacture a wide range of products to meet our customers’ needs and specifications, and such products differ from each other by their end market, intended use and level of integration. We are primarily focused on the higher-performance segments within all four of our target markets, which increasingly demand faster connectivity and innovation.
The four end markets we target are all driven by significant bandwidth demand fueled by the growth of network-connected devices, video traffic, cloud computing and online social networking. Within the internet data center market, we benefit from the increasing use of higher-capacity optical networking technology as a replacement for older, lower-speed optical interconnects, particularly as speeds reach 800 Gbps and above, as well as the movement to open internet data center architectures and the increasing use of in-house equipment design among leading internet companies. Within the CATV market, we benefit from a number of ongoing trends including the move to higher bandwidth networks among CATV service providers, especially the desire by CATV multiple system operators (“MSOs”) to increase the return-path bandwidth available to offer to their customers. In the FTTH market, we benefit from continuing passive optical network deployments and system updates among telecom service providers. In the telecom market, we benefit from deployment of new high-speed fiber-optic networks by telecom network operators, including 5G networks.
Our vertically integrated manufacturing model provides us several advantages, including rapid product development, fast response times to customer requests and greater control over product quality and manufacturing costs. We design, manufacture and integrate our own analog and digital lasers using proprietary Molecular Beam Epitaxy (“MBE”) and Metal Organic Chemical Vapor Deposition (“MOCVD”), alternative processes for the fabrication of lasers. We believe the use of both processes, and our knowledge of how to combine these processes with others to fabricate lasers is unique in our industry. We manufacture the majority of the laser chips and optical components that are used in our products. The lasers we manufacture are tested extensively to enable reliable operation over time and our devices are often highly tolerant of changes in temperature and humidity, making them well-suited to the CATV, FTTH and 5G markets where networking equipment is often installed outdoors. All of our laser chips are manufactured in our facility in Sugar Land, Texas. We believe that our domestic production capacity for these devices gives us a competitive advantage over many of our competitors, as we believe that many of our customers prefer to source key components from suppliers who have domestic manufacturing capacity.
We have three manufacturing sites: Sugar Land, Texas, Ningbo, China and Taipei, Taiwan. Our research and development functions are generally partnered with our manufacturing locations, and we have an additional research and development facility in Duluth, Georgia. In our Sugar Land facility, we manufacture laser chips (utilizing our MBE and MOCVD processes), subassemblies and components. The subassemblies are used in the manufacture of components by our other manufacturing facilities or sold to third parties as modules. We manufacture our laser chips only within our Sugar Land facility, where our laser design team is located. In our Taiwan location, we manufacture optical components, such as our butterfly lasers, which incorporate laser chips, subassemblies and components manufactured within our Sugar Land facility. In addition, in our Taiwan location, we manufacture transceivers for the internet data center, telecom, FTTH and other markets. We also manufacture CATV outdoor equipment including amplifiers. In our China facility, we take advantage of lower labor costs and manufacture certain more labor intensive components and optical equipment systems, such as optical subassemblies and transceivers for the CATV transmitters (at the headend), internet data center market, and CATV outdoor equipment). Each manufacturing facility conducts testing on the components, modules or subsystems it manufactures and each facility is certified to ISO 9001:2015 and ISO 14001:2015.
Our business depends on winning competitive bid selection processes to develop components, systems and equipment for use in our customers’ products. These selection processes are typically lengthy, and as a result our sales cycles will vary based on the level of customization required, market served, whether the design win is with an existing or new customer and whether our solution being designed in our customers’ product is our first generation or subsequent generation product. We do not have any long-term purchase commitments (in excess of one year) with any of our customers, most of whom purchase our products on a purchase order basis, however, once one of our solutions is incorporated into a customer’s design, we believe that our solution is likely to continue to be purchased for that design throughout that product’s life cycle because of the time and expense associated with redesigning the product or substituting an alternative solution.
Our Corporate Information
We were incorporated in the State of Texas in 1997. In March 2013, Applied Optoelectronics, Inc., a Texas corporation, converted into a Delaware corporation. Prime World International Holdings, Ltd. (“Prime World”) is a wholly-owned subsidiary of the Company incorporated in the British Virgin Islands on January 13, 2006. Prime World is the parent company of Global Technology, Inc. (“Global”). Global was established in June 2002 in the People’s Republic of China (“PRC”) and was acquired by Prime World on March 30, 2006. Prime World also operates a division in Taiwan, which is qualified to do business in Taiwan and primarily manufactures transceivers and performs research and development activities.
Our principal executive offices are located at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and our telephone number is (281) 295-1800. Our website address is www.ao-inc.com. Information contained on or otherwise accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The Offering
Common stock to be Offered by the Selling Securityholder
Up to 7,945,399 shares of our common stock issuable upon exercise of the warrant held by the selling securityholder. The exercise price, and therefore the number of shares of our common stock issuable to the selling securityholder upon exercise of the warrant, is subject to adjustment in certain circumstances. Accordingly, the number of shares of our common stock issuable with respect to the warrant may increase or decrease.
Use of Proceeds
We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus supplement.
Risk Factors
Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated by reference herein, our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.
NASDAQ trading symbol
AAOI

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus supplement or appearing or incorporated by reference in the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to this Offering
You may experience substantial dilution as a result of this offering and other issuances of equity or equity-linked securities.
The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. The price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our outstanding common stock at the time you are purchasing shares in this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that exceeds our as adjusted net tangible book value per share of common stock.
In order to raise additional capital, we may, in the future, offer and sell shares of our common stock or other securities convertible into, or exchangeable for, shares of our common stock at prices that may not be the same as the price per share paid by investors in this offering. Such additional sales, may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both, and sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock.
In addition, future issuances of our common stock or common stock-related securities, including upon possible exercise of the warrant, which number of shares of our common stock is uncertain and subject to adjustment, together with outstanding stock options and the vesting and/or settlement of outstanding stock units, may result in further dilution.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our common stock from time to time by the selling securityholder in this offering.
SELLING SECURITYHOLDER
This prospectus supplement relates to the resale from time to time of up to a total of 7,945,399 shares of our common stock by the selling securityholder identified in this prospectus supplement, including the pledgees, donees, transferees or other successors in interest of the selling securityholder, which shares may be issued upon exercise of the warrants held by the selling securityholder.
On March 13, 2025, we issued the warrant to Amazon.com NV Investment Holdings LLC to acquire up to 7,945,399 shares of common stock of the Company (the “warrant shares”) at an initial exercise price of $23.6954 per share. The warrant allows for cashless exercise and expires March 13, 2035. The warrant shares are subject to vesting over time based on discretionary purchases by or on behalf of Amazon and its affiliates, with a portion of the warrant shares having vested as of the warrant issuance. So long as the warrant is unexercised, the warrant does not entitle the selling securityholder to any voting rights or any other common stockholder rights. The exercise price and the number of warrant shares are subject to customary anti-dilution adjustments.
In addition, we agreed to use commercially reasonable efforts to file a prospectus supplement or shelf registration statement with the SEC on or prior to April 25, 2025, providing for the registration and sale of the shares of common stock issuable upon exercise of the warrant. We have agreed with the selling securityholder to use commercially reasonable efforts to cause the registration statement of which this prospectus supplement constitutes a part to remain continuously effective, and shall replace such registration statement at or before expiration with a successor registration statement, until the date on which all of the shares included in the registration statement have been sold in accordance with the plan and method of distribution described herein. See “Plan of Distribution.”
The following table sets forth information with respect to the current beneficial ownership of the selling securityholder, the number of shares of our common stock being offered hereby by the selling securityholder and information with respect to shares to be beneficially owned by the selling securityholder after completion of this offering, assuming all shares that may be offered from time to time by the selling securityholder pursuant to this prospectus supplement are sold.
Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on beneficial ownership as provided by the selling securityholder to us and 55,514,060 shares of our common stock issued and outstanding as of April 23, 2025.
	Shares of Common Stock Beneficially Owned Before Offering		Number of Shares of Common Stock Offered by this Prospectus Supplement(1)	Shares of Common Stock Owned After Offering(2)
Selling Securityholder	Number	Percentage		Number	Percentage
Amazon.com NV Investment Holdings LLC.(3)	0	*	7,945,399	0	*

*
Less than 1%

(1)
The number of shares of common stock that may be offered by the selling securityholder includes the maximum number of shares of our common stock issuable to the selling securityholder upon exercise of the warrant is subject to adjustment as described above and accordingly, the amount of common stock issuable upon exercise of the warrant may increase or decrease in the future subject to the potential for certain anti-dilution adjustments.

(2)
Assumes the sale of all shares of common stock covered by this prospectus supplement by the selling securityholder and that the selling securityholder does not acquire any additional shares of common stock.

(3)
Shares of common stock beneficially owned consists of 1,324,233 shares of common stock underlying the warrant that are exercisable within 60 days of April 25, 2025. This prospectus supplement registers all such shares, in addition to 6,621,166 shares of common stock underlying the warrant that become exercisable only upon certain vesting events.

PLAN OF DISTRIBUTION
The selling securityholder, which as used herein includes transferees, donees, pledgees and other successors in interest selling shares of our common stock received after the date of this prospectus supplement from the selling securityholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their shares of our common stock covered by this prospectus supplement on the NYSE or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price of our common stock, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale of shares of our common stock covered by this prospectus supplement. To the extent the selling securityholder gifts, pledges or otherwise transfers the common stock offered hereby, such transferees, donees, pledgees or other successors in interest may offer and sell the common stock from time to time under this prospectus supplement, provided that, if required under the Securities Act and the rules and regulations promulgated thereunder, this prospectus supplement has been amended under rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus supplement. Subject to compliance with applicable law, the selling securityholder may use any one or more of the following methods when selling shares of our common stock:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

•
in options transactions;

•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic resales of their shares of common stock on the basis of parameters described in such trading plans;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling securityholder may also sell all or a portion of the shares of our common stock in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or in other transactions exempt from registration, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions or exemptions. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at a particular time.
The selling securityholder may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement, of which this prospectus supplement forms a part, by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders may thereby receive freely tradable shares of our common stock by a distribution pursuant to the registration statement of which this prospectus supplement forms a part.
Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. If the selling securityholder effects such transactions by selling our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, such discounts, concessions and commissions will not exceed what is customary in the types of transactions involved.
In connection with the sale of our common stock or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of our common stock short and, if such short sale shall take place after the effective date of the registration statement of which this prospectus supplement is a part, deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholder has been advised that they may not use shares of our common stock registered on the registration statement of which this prospectus supplement is a part to cover short sales of our common stock made prior to the effective date of such registration statement.
The selling securityholder may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If the selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus supplement.
The selling securityholder and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling securityholder or any other person, which limitations may affect the marketability of the shares of common stock.
The selling securityholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.
In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will pay all expenses of the registration of the common stock and certain other fees and expenses incident to the registration of shares of our common stock. We have agreed to indemnify the selling securityholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.
To the extent required pursuant to the Securities Act and the rules and regulations promulgated thereunder, the number of shares of our common stock to be sold, the names of the selling securityholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions, discounts and other items constituting compensation, and any discount, commission or concession allowed or reallowed or paid to any broker-dealer with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement is a part.
There can be no assurance that any selling securityholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus supplement is a part.
In no event may the method of distribution by the selling securityholder take the form of an underwritten offering of the shares of our common stock without the prior agreement of the Company.
Once sold under the registration statement of which this prospectus supplement forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to you, free of charge, on the SEC’s website at https://www.sec.gov. You may also obtain additional information by visiting our website at http://ao-inc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We have filed the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing, as well as any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:
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our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025;

•
our Current Reports on Form 8-K, filed on February 28, 2025, March 13, 2025, April 2, 2025, April 9, 2025 and April 10, 2025 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement);

•
the portions of our proxy statements related to the 2025 annual meeting of stockholders to be filed with the SEC, that will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
the description of our common stock contained in the “Description of Company’s Common Stock” filed as Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024, including any amendment or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus supplement and prior to the termination of the offering of shares of our common stock hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.
Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:
Applied Optoelectronics, Inc.
Attn: Dr. Stefan Murry, Chief Financial Officer
13139 Jess Pirtle Blvd.
Sugar Land, TX 77478
(281) 295-1800
You may also access the documents incorporated by reference in this prospectus through our website at http://ao-inc.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part. See also “Where You Can Find More Information.”

Prospectus
APPLIED OPTOELECTRONICS, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell any combination of the securities listed above from time to time, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement. We will not receive any proceeds from the sale of our securities by the selling securityholders.
This prospectus provides you with a general description of the securities we may offer. Each time we or selling securityholders sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.
We or selling securityholders may offer and sell these securities in the same offering or in separate offerings through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. See “Plan of Distribution.”
We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities. We also encourage you to read the documents to which we have referred you in the “Where To Learn More About Us” section of this prospectus for information on us and for our financial statements.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT DESCRIBING THE METHOD AND TERMS OF THE OFFERING OF SUCH SECURITIES.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC AND OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN “RISK FACTORS” ON PAGE 2. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is December 18, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under the shelf registration process, we or the selling securityholders may offer and sell either individually or in combination with other securities any of the securities described in this prospectus, from time to time, in one or more offerings, at prices and on terms to be determined at or prior to the applicable offering.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read carefully both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under “Where To Learn More About Us” beginning on page 17 of this prospectus and “Incorporation of Certain Documents By Reference,” beginning on page 18 of this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you must not rely on it as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
We or the selling securityholders may sell the securities directly to you or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling securityholders do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:
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the names of those underwriters, dealers or agents;

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applicable fees, discounts, and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If the SEC rules require that any agreement or document be filed as an exhibit to the registration statement, then you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2023, and our Form 10-Qs, as amended, for the fiscal periods ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 6, 2024, August 6, 2024, and November 7, 2024, respectively, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”
THE COMPANY
The Company
As used in this prospectus, the terms “we,” “us,” “our,” and “Company” refer to Applied Optoelectronics, Inc. We are a leading, vertically integrated provider of fiber-optic networking products. We target four networking end-markets: internet data centers, cable television (“CATV”), telecommunications (“telecom”), and fiber-to-the home (“FTTH”). We design and manufacture a range of optical communications products at varying levels of integration, from components, subassemblies and modules to complete turn-key equipment.
In designing products for our customers, we typically begin with the fundamental building blocks of lasers and laser components. From these foundational products, we design and manufacture a wide range of products to meet our customers’ needs and specifications, and such products differ from each other by their end market, intended use and level of integration. We are primarily focused on the higher-performance segments within the internet data center, CATV, telecom and FTTH markets which increasingly demand faster connectivity and innovation.
The four end markets we target are all driven by significant bandwidth demand fueled by the growth of network-connected devices, video traffic, cloud computing and online social networking. Within the internet data center market, we benefit from the increasing use of higher-capacity optical networking technology as a replacement for older, lower-speed optical interconnects, particularly as speeds reach 800 Gbps and above, as well as the movement to open internet data center architectures and the increasing use of in-house equipment design among leading internet companies. Within the CATV market, we benefit from a number of ongoing trends including the move to higher bandwidth networks among CATV service providers, especially the desire by MSOs to increase the return-path bandwidth available to offer to their customers. In the FTTH market, we benefit from continuing PON deployments and system updates among telecom service providers. In the telecom market, we benefit from deployment of new high-speed fiber-optic networks by telecom network operators, including 5G networks.
Our vertically integrated manufacturing model provides us several advantages, including rapid product development, fast response times to customer requests and greater control over product quality and manufacturing costs. We design, manufacture and integrate our own analog and digital lasers using a proprietary Molecular Beam Epitaxy, or MBE, and Metal Organic Chemical Vapor Deposition (MOCVD) alternative processes for the fabrication of lasers. We believe the use of both processes, and our knowledge of how to combine these processes with others to fabricate lasers is unique in our industry. We manufacture the majority of the laser chips and optical components that are used in our products. The lasers we manufacture are tested extensively to enable reliable operation over time and our devices are often highly tolerant of changes in temperature and humidity, making them well-suited to the CATV, FTTH and 5G telecom markets where networking equipment is often installed outdoors. All of our laser chips are manufactured in our facility in Sugar Land, Texas. We believe that our domestic production capacity for these devices gives us a competitive advantage over many of our competitors, as we believe that many of our customers prefer to source key components from suppliers who have domestic manufacturing capacity.
We have three manufacturing sites: Sugar Land, Texas, Ningbo, China and Taipei, Taiwan. Our research and development functions are generally partnered with our manufacturing locations, and we have an additional research and development facility in Duluth, Georgia. In our Sugar Land facility, we manufacture laser chips (utilizing our MBE and MOCVD processes), subassemblies and components. The subassemblies are used in the manufacture of components by our other manufacturing facilities or sold to third parties as modules. We manufacture our laser chips only within our Sugar Land facility, where our laser design team is located. In our Taiwan location, we manufacture optical components, such as our butterfly lasers, which incorporate laser chips, subassemblies and components manufactured within our Sugar Land facility. Additionally, in our Taiwan location, we manufacture transceivers for the internet data center, telecom, FTTH and other markets. In our China facility, we take advantage of lower labor costs and manufacture certain more labor intensive components and optical equipment systems, such as optical subassemblies and transceivers for the CATV transmitters (at the headend), CATV outdoor equipment (at the node) and internet data center market. Each manufacturing facility conducts testing on the components, modules or subsystems it manufactures and each facility is certified to ISO 9001:2015. Our facilities in Ningbo, China, Taipei, Taiwan, and Sugar Land, Texas are all certified to ISO 14001:2015.
Our business depends on winning competitive bid selection processes to develop components, systems and equipment for use in our customers’ products. These selection processes are typically lengthy, and as a result our sales cycles will vary based on the level of customization required, market served, whether the design win is with an existing or new customer and whether our solution being designed in our customers’ product is our first generation or subsequent generation product. We do not have any long-term purchase commitments (in excess of one year) with any of our customers, most of whom purchase our products on a purchase order basis. However, once one of our solutions is incorporated into a customer’s design, we believe that our solution is likely to continue to be purchased for that design throughout that product’s life cycle because of the time and expense associated with redesigning the product or substituting an alternative solution.
Corporate Information
We were incorporated in the State of Texas in 1997. In March 2013, Applied Optoelectronics, Inc., a Texas corporation, converted into a Delaware corporation. Prime World International Holdings, Ltd. (“Prime World”) is a wholly-owned subsidiary of the Company incorporated in the British Virgin Islands on January 13, 2006. Prime World is the parent company of Global Technology, Inc. (“Global”). Global was established in June 2002 in the People’s Republic of China (“PRC”) and was acquired by Prime World on March 30, 2006. Prime World also operates a division in Taiwan, which is qualified to do business in Taiwan and primarily manufactures transceivers and performs research and development activities.
Our principal executive offices are located at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and our telephone number is (281) 295-1800. Our website address is www.ao-inc.com. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and each prospectus supplement contains, and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about reduction in the size or quantity of customer orders; change in demand for the Company’s products due to industry conditions; our ability to maintain sufficient liquidity; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the Company’s reliance on a small number of customers for a substantial portion of its revenues; pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet data center, cable television or CATV, telecommunications or telecom and fiber-to-the-home or FTTH; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; expectations regarding the acquisition or divestiture of assets and business; realization of deferred tax assets; and other risks and uncertainties described more fully under the heading “Risk Factors” above and those discussed in the Company’s documents included in “Incorporation of Certain Information by Reference” below.
In some cases, you can identify forward-looking statement by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “believe,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and under the caption “Risk Factors” in this prospectus or any prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus, the registration statement of which this prospectus is a part, any prospectus supplement and the exhibits and documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from those described in forward-looking statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
You should assume that information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our securities by the selling securityholders.
DESCRIPTION OF SECURITIES TO BE OFFERED
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more primary offerings, our common stock, preferred stock, warrants and units, or any combination of the foregoing.
In this prospectus, we refer to the common stock, preferred stock, warrants, units or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.”
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The following is a summary of the material provisions of the securities as set forth in our certificate of incorporation, as amended to date, and bylaws, as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, as well as applicable Delaware law.
Description of Capital Stock
The following description of our capital stock summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, is not complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, as may be amended from time to time, which have been filed with the SEC as exhibits to the registration statement and each of which is incorporated by reference in this prospectus. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law.
General
While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of December 17, 2024, there were 46,868,487 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are also entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no subscription, preemptive, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except with respect to the election of directors (which is determined by our stockholders by a plurality of the votes cast by the stockholders entitled to vote on the election) and as described below in “Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law,” a majority vote of common stockholders is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.
Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “AAOI.” On December 18, 2024 the closing price of our common stock, as reported on the NASDAQ Global Market, was $33.97 per share. As of the close of business on December 18, 2024, there were approximately 48 stockholders of record of our common stock.
Transfer Agent and Registrar
Continental Stock Transfer & Trust Company acts as the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.
Preferred Stock
Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.
Our board of directors will make any determination to issue such shares based on its judgment as to our company’s best interests and the best interests of our stockholders.
We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designations that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:
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the title and stated value;

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the number of shares authorized;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Registration Rights
As of the date hereof, no holder of our common stock is eligible to exercise any contractual rights to require us to register any shares of such holder under the Securities Act.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law
Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board composition and filling vacancies
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes serving staggered three year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 66 2∕3% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.
No written consent of stockholders
Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.
Meetings of stockholders
Our amended and restated bylaws provide that only a majority of the members of our board of directors then in office, the Chairman of the board of directors or the Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance notice requirements
Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary before the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days before the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our amended and restated bylaws.
Amendment to bylaws and certificate of incorporation
As required by the Delaware General Corporation Law (the “DGCL”), any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our amended and restated certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated bylaws and amended and restated certificate of incorporation must be approved by not less than 66 2∕3% of the outstanding shares entitled to vote on the amendment, and not less than 66 2∕3% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 66 2∕3% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Blank check preferred stock
Our amended and restated certificate of incorporation authorizes 5,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or by-laws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. This exclusive forum provision will not apply to claims under the Securities Exchange Act of 1934 but will apply to other state and federal law claims including actions arising under the Securities Act of 1933 (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act of 1933, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act of 1933 or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act of 1933. This forum selection provision in our amended and restated certificate of incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that a court could rule that such a provision is inapplicable or unenforceable.
Anti-takeover effects of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL, or Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a 3-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within the three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the NASDAQ Global Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.
Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Description of Debt Securities
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.
General
The debt securities will be our direct obligations, which may be senior or subordinated, secured or unsecured, and convertible into shares of our common stock, preferred stock or other securities. The debt securities will be issued under an indenture, which may be amended or supplemented from time to time, the form of which will be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and principal aggregate amount of the debt securities;

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whether the debt securities will be secured or unsecured;

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whether the debt securities are convertible or exchangeable into other securities;

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the percentage or percentages of principal amount at which such debt securities will be issued;

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the interest rate(s) or the method for determining the interest rate(s);

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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the person to whom any interest on the debt securities will be payable;

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the places where payments on the debt securities will be payable;

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the maturity date;

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redemption or early repayment provisions;

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authorized denominations;

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form;

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provisions with respect to the retirement of any debt securities;

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provisions relating to the subordination of the rights of debt securities to other stockholders or creditors;

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provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

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provisions restricting the incurrence of additional debt or the issuance of additional securities;

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amount of discount or premium, if any, with which such debt securities will be issued;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees, if any;

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any restriction or condition on the transferability of the debt securities;

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the currency in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

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the securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

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the law that will govern the indenture and debt securities; and

•
additional terms not inconsistent with the provisions of the indenture.

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Description of Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
We do not have any warrants outstanding as of the date hereof.
General
We may issue warrants for the purchase of common stock, preferred stock in one or more series and/or debt securities. We may issue warrants independently or together with debt securities, common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•
the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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anti-dilution provisions of the warrants, if any;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise of the warrants, including any cashless exercise rights;

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the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreement and warrants may be modified;

•
federal income tax consequences of holding or exercising the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted;

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the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights By Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act of 1939, as amended (the “TIA”)
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the TIA. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Description of Units
We may issue units comprising two or more securities described in this prospectus in any combination.. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

•
the price or prices at which such units will be issued;

•
the applicable United States federal income tax considerations relating to the units;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants” will apply to the securities included in each unit to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:
•
to or through underwriters, brokers or dealers (acting as agent or principal);

•
directly to one or more other purchasers;

•
upon the exercise of rights distributed or issued to our security holders;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

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directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

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through agents on a best-efforts basis;

•
through any other method permitted pursuant to applicable law; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•
enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•
sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•
loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
If we use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount or commission to be received by a FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
At-the-Market Offerings
If we reach an agreement with an underwriter or agent on a placement, including the number and types of securities to be offered in the placement and any minimum price below which sales may not be made, such underwriter or agent would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such securities on such terms. An underwriter or agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NASDAQ Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten, and the nature of its obligations to take the securities will be described in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any particular preferred stock that may be offered. If the preferred stock which may be offered is traded after its initial issuance, it may trade at a discount from its initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.

While it is possible that an underwriter could inform us that it intends to make a market in any particular preferred stock that may be offered, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance is given as to whether an active trading market will develop for any particular preferred stock that may be offered. If we seek to list the preferred stock that may be offered on any exchange or quotation system, any such listing with respect to any particular preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Haynes and Boone, LLP, Houston, Texas, counsel to Applied Optoelectronics, Inc. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE TO LEARN MORE ABOUT US
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any proxy statements, which are available on the SEC’s Internet website at http://www.sec.gov.
We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act. In addition, the reports, proxy statements and other information that we file with the SEC are available to you free of charge through the Investor Relations page of our website, http://ao-inc.com/, as soon as reasonably practicable after they have been electronically filed with, or furnished to, the SEC. We have included our website address as a textual reference and do not intend it as an active link to our website. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We have filed the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing, as well as any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:
1.
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024;

2.
the portions of our Definitive Proxy Statement incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for the 2024 Annual Meeting of Stockholders held on June 6, 2024, as filed with the SEC on April 26, 2024;

3.
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, as filed with the SEC on May 9, 2024 and August 6, 2024 and November 7, 2024;

4.
our Current Reports on Form 8-K as filed with the SEC on March 13, 2024, May 30, 2024, August 6, 2024, and October 10, 2024 and November 7, 2024; and

5.
the description of our common stock contained in the “Description of Company’s Common Stock” filed as Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:
Applied Optoelectronics, Inc.
Attn: Dr. Stefan Murry, Chief Financial Officer
13139 Jess Pirtle Blvd.
Sugar Land, TX 77478
(281) 295-1800
You may also access the documents incorporated by reference in this prospectus through our website at http://ao-inc.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
See also “Where to Learn More About Us.”